UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 424(b)(4)

PROSPECTUS SUPPLEMENT

Commission file number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	81-1091922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(321)-802-2474

Filed Pursuant to Rule 424(b)(4)
Registration No. 000-56142

Prospectus Supplement dated November 1, 2020

POST-EFFECTIVE PROSPECTUS SUPPLEMENT

(To Prospectus dated December 10, 2018)

OBITX, INC.

2,798,202 SHARES OF COMMON STOCK AND 2,750,000 UNDERLYING SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

BOTS, Inc., a Puerto Rico corporation (“BOTS”), formerly known as MCIG, Inc., registered 402,811 common shares but distributed to its shareholders 298,202 shares of Common Stock of OBITX, Inc. (the “Company” or “OBITX”), owned by BOTS, a shareholder of OBITX. The shareholders of BOTS received one (1) share of OBITX common stock for every one thousand (1,000) shares of BOTS common stock that they hold as of the record date. The record date was December 11, 2018.

In addition, the Company registered 2,500,000 shares of the Company’s common stock belonging to two shareholders and 3,000,000 underling common shares for the warrants to purchase the Company’s common stock at $1.00 per share to six management personnel and shareholders with greater than 10% ownership of the Company. To date, 20,000 common shares have been issued under an election to exercise its warrant, and 250,000 warrants owned by 1 shareholder has been cancelled. (See Selling Shareholders)

This prospectus supplement should be read in conjunction with the prospectus dated December 10, 2018.

Investing in our common stock involves significant risks. See the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended January 31, 2020 and any updates to those risk factors in our subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K, which are incorporated by reference into, and deemed to be a part of, this prospectus supplement and the prospectus. See also “Risk Factors” beginning on page 4 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

All filing fees payable in connection with the registration of the shares registered by the registration statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statement. No additional securities are registered herein.

2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus supplement.

We incorporate by reference the documents listed below (SEC File No. 000-56142), excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, filed with the SEC on June 5, 2020; and,

•	Our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on June 5, 2020; and,

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020, filed with the SEC on July 31, 2020; and,

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020, filed with the SEC on September 21, 2020; and,

•	Current Reports on Form 8-K filed with the SEC on September 3, 2019, December 5, 2019, April 20, 2020, April 21, 2020, May 13, 2020 and May 14, 2020; and

•	The description of our common stock in our Registration Statement on Form 8-A12G, filed with the SEC on January 28, 2020, including any amendment or reports filed for the purpose of updating such description.

Reason for Furnishing this Post-Effective Prospectus Supplement

We are furnishing this Post-Effective Prospectus Supplement to provide information to holders of OBITX shares. The information contained in this Post-Effective Prospectus Supplement is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and OBITX is not required to update the information except in the normal course of our public disclosure obligations and practices. This Post-Effective Prospectus Supplement includes the following:

•	Reduces the number of registered shares distributed by BOTS from 402,811 to the actual number of shares distributed on December 11, 2018 to 298,202. The officers of BOTS were not distributed any shares under the distribution.

•	Reduces the number of underlying shares from 3,000,000 common shares for the warrants to purchase the Company’s common stock at $1.00 per share to six management personnel and shareholders with greater than 10% ownership of the Company to 2,750,000 underlying shares of common stock from five management personnel and shareholders with greater than 10% ownership of the Company. The Company terminated one management person and cancelled his warrants.

•	To update Part I of the Prospectus where applicable.

•	To replace financial statements from inception through July 31, 2018 with the audited years ending January 31, 2020 and 2019 and the six months ended July 31, 2020.

3

PART I

PROSPECTUS SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus and does not contain all of the information that prospective investors should consider in making their investment decisions. Before investing in our securities, prospective investors should carefully read this entire prospectus, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and under the heading “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Prospective investors should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.

Unless otherwise indicated, references to “we,” “our,” “us,” the “Company,” or “OBITX” refer to OBITX, Inc., a Delaware corporation.

The Company

We were incorporated in the State of Delaware on March 30, 2017, originally under the name GigeTech, Inc. On October 31, 2017, the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, BOTS, Inc., formerly known as MCIG, Inc. The Company is headquartered in Fleming Island, Florida.

The Company’s original business was to provide computer related services. The Company’s developed and acquired Internet publishing and broadcasting and web search portals. We published and generate textual, audio, and/or video content on the Internet, and operate websites that use a search engine to generate and maintain extensive databases of internet addresses and content. The Company discontinued this line of operations on April 17, 2020.

The Company has incurred significant losses since inception and as of January 31, 2020 and has a working capital deficit. The Company’s consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on being able to raise the necessary funding to continue operations, through the exercise of warrants, issuance of shares to the public, debt financings, joint arrangements and other contractual arrangements, or being able to operate profitably in the future. These consolidated financial statements do not reflect the adjustments or reclassifications which would be necessary if the Company were unable to continue its operations in the normal course of business.

Our Plan

OBITX is engaged in the business of consulting and developing blockchain technologies. We believe that our services and future products will provide our consumers with an approach to blockchain implementation uniquely designed for them. We provide consulting services in various approaches to cryptocurrencies and blockchain technologies.

4

Our current website can be found at www.obitx.com, which is not incorporated herein. In addition, we have acquired the domain www.everythingblockchain.io which is not incorporated herein, nor currently operational.

Corporate Information

Our principal executive office is located at 3027 US Highway 17, Fleming Island, Florida 32003 and our telephone number is (321) 802-2474. Our fiscal year end is January 31 of each calendar year.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in this prospectus and in our future periodic reports, proxy statements and registration statements; and

•	not being required to hold a non-binding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until March 30, 2022. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non--convertible debt in any three- year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public fully reporting companies in which you hold equity interests.

The JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies

The Offering

Offering Overview
Securities Being Distributed as part of Spin-Off:	298,202 shares of common stock, par value $0.0001 per share.

Resale Shares:

5,250,000 shares of Common Stock (the “Resale Shares” consisting of i) 2,750,000 shares of common stock issuable upon exercise of outstanding Common Stock Warrants exercisable at $1.00 per share; and ii) 2,500,000 shares of common stock under two separate private investment that closed on November 1, 2017.

Spin Off Date	December 11, 2018

Spin Off Ratio	There will be a dividend to mCig shareholders of OBITX capital stock based on 1 for 100 basis of the MCIG shares of the outstanding common shares in OBITX.

Securities Issued and Outstanding:

There are 5,880,163 shares of common stock issued and outstanding as of the date of this post-effective prospectus summary. The number of outstanding shares after the offering, assuming the 2,750,000 Resale Shares issuable upon the exercise of outstanding warrants are exercised for cash, will be 8,630,163.

5

SUMMARY FINANCIAL INFORMATION

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included on pages F-1 through F--26 of this post-effective prospectus supplement. The summary financial data for the years ended January 31, 2020 and 2019 and the six months ended July 31, 2020 and July 31, 2019 was derived from our audited financial statements included on pages F--1 through F-26 of this post-effective prospectus supplement. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

OBITX, Inc.
Balance Sheet
ASSETS

	(audited)		(unaudited)
	Year Ending January 31,		July 31,
	2019	2020	2020
Current assets
Cash	$-	$-	$95
Assets held for sale	408,166	-	-
Interest receivable	-	-	27,616
Inventory	-	-	15
Other current assets - related party	-	-	500,000
Prepaid expenses	149	-	-
Total current assets	408,315	-	527,726
Convertible noted receivable from related party	-	-	1,400,000
Total assets	$408,315	$-	$1,927,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,926	$48,940	$60,096
Accounts payable related party	139,302	254,495	112,000
Due to related party	695,680	304,072	334,813
Total current liabilities	$842,908	$607,507	$506,909
Total Liabilities	$842,908	$607,507	$506,909
Stockholders’ equity
Common stock, $0.001 par value	546	1,046	586
Preferred stock, $0.001 par value	10	-	80
Additional paid in capital	3,486,104	3,500,892	54,824,032
Accumulated deficit	(3,921,253)	(4,109,445)	(53,403,881)
Total stockholders’ equity	$(434,593)	$(607,507)	$1,420,817
Total liabilities and stockholders’ equity	$408,315	$-	$1,927,726

6

OBITX, Inc.
Statements of Operations

			(unaudited)
			For the six
	For the years ending		months ended
	January 31,		July 31,
	2019	2020	2020
Revenue from services	$105,580	$-	$-
Total cost of sales	160,445	-	-
Gross Loss	(54,865)	-	-
Selling, general, and administrative	56,256	5,271	49,206,547
Professional fees	24,249	5,257	39,588
Marketing and advertising	9,795	-	-
Payroll	36,900	-	-
Rent	-	-	784
Bad debt expense	4,500	-	-
Consulting fees	205,477	157,500	34,000
Total operating expenses	337,177	168,028	49,280,919
Net loss from operations	(392,042)	(168,028)	(49,280,919)
Other income (expense)	(46,804)	(23,690)	(12,717)
Net (loss) before discontinued operations	$(438,846)	$(191,718)	$(49,293,636)
Income from discontinued operations	10,546	3,526	(800)
Net(loss) before discontinued operations	$(428,300)	$(188,192)	$(49,294,436)

7

INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we plan to operate, including our general expectations and potential market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the prospectus December 10, 2018, the Form 10K for the year ended January 31, 2019 filed on June 5, 2020 and the Form 10K for the year ended January 31, 2020 filed on June 5, 2020 under the heading “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. For additional information, see “Cautionary Statement Regarding Forward-Looking Statements.”

THE DISTRIBUTION

Distribution Overview
Securities Being Distributed as part of Spin-Off:	298,202 shares of common stock, par value $0.0001 per share.

Resale Shares:

5,250,000 shares of Common Stock (the “Resale Shares” consisting of i) 2,750,000 shares of common stock issuable upon exercise of outstanding Common Stock Warrants exercisable at $1.00 per share; and ii) 2,500,000 shares of common stock under two separate private investment that closed on November 1, 2017.

Spin Off Date	December 11, 2018

Spin Off Ratio	Dividend to BOTS shareholders of OBITX capital stock based on 1 for 100 basis of the MCIG shares of the outstanding common shares in OBITX.

Securities Issued and Outstanding:

There are 5,880,163 shares of common stock issued and outstanding as of the date of this post-effective prospectus summary. The number of outstanding shares after the offering, assuming the 2,750,000 Resale Shares issuable upon the exercise of outstanding warrants are exercised for cash, will be 8,630,163.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Resale Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Shareholders covered by this prospectus. However, we will receive the proceeds from any cash exercise of the warrants by the Selling Shareholders, to the extent that occurs rather than cashless exercises. If the registration statement which contains this prospectus is current, the warrant holders must exercise the warrants for cash. There can be no assurance that any of the Selling Shareholders will exercise all or any of their warrants. We intend to use any proceeds received from cash exercises for general corporate purposes, including payment of salaries to our management.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

8

Listing and Trading

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale on the OTC Market Pink Securities will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Our common stock began trading on March 5, 2020 and is quoted on the OTC Markets Pink Securities under the symbol OBTX. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTC Markets Pink Sheets. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Period	High	Low
April 30, 2020	$4.00	$3.60
July 31, 2020	1.00	1.00
October 31, 2020	$1.08	$0.21

SHARES ELIGIBLE FOR FUTURE SALES

After completion of the spin-off and registration, there will be approximately 8,630,158 OBITX shares of common stock outstanding, based upon the number of shares of common shares outstanding as of the date of this prospectus and the exercise of all 2,750,000 shares under the warrants. There will be 5,671,603 shares that will be freely transferable without restriction under the Securities Act, consisting of the 526,003 held in CEDE and the 5,145,600 (one shareholder transferred 104,600 shares into CEDE account) Resale Shares. All other stock that is owned by our “affiliates,” as that term is defined in Rule144 under the Securities Act, which includes our directors, our significant stockholders, including MCIG. and those that received shares prior to the applicable holding period pursuant to Rule 144 shall be with restriction. Shares of our common stock held by affiliates, that is not part of this registration, may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of 1% of the then outstanding shares of common stock.

Sales under Rule 144 by our affiliates also will be subject to restrictions relating to the manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be our affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in the spin-off or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

9

Dilution

As of October 31, 2020, we had 5,880,163 shares of Common Stock outstanding, 150,000 Series A Preferred Stock which represents 7,500,000 shares of underlying common stock, and 650,000 Series B Preferred Stock which represents 6,500,000 underlying common shares should the holders of the Series A Preferred and Series B Preferred elect to convert into common shares, which cannot happen until April 20, 2022. We are registering a total of 5,250,000 shares of Common Stock for resale by certain of our shareholders identified in this post-effective prospectus supplement. In the prospectus, we refer to these shares as the Resale Shares. The 5,250,000 shares of Common Stock consist of (i) 2,500,000 shares of Common Stock, and (ii) 2,750,000 shares of Common Stock underlying outstanding Warrants exercisable at $1.00 per share. The 2,750,000 shares of Common Stock will be freely tradeable upon the exercise of warrants and our shareholders will be significantly diluted. There will be no dilution effect on the 298,202 shares distributed to BOTS shareholders.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of July 31, 2020. You should read this table in conjunction with the information under the captions “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.

Prospective investors should read this table in conjunction with the sections of this prospectus titled “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Capitalization
Cash and cash equivalents	$95
Due to related party	446,813
Common and preferred stock, $0.001 par value, net	666
Additional paid in capital	54,824,032
Accumulated earnings	(53,403,881)
Total stockholders’ equity	$1,420,817
Total capitalization	$1,867,725

The total number of shares of our common stock issued and outstanding on October 31, 2020, was 5,880,163. The following chart includes the common stock issued as of July 31, 2020:

Shareholder Table
Common Stock	Shares	Par Value	APIC
Shareholders listed under Prospectus filed Dec 18, 2018	5,460,000	546	676,200
Shares issued as conversion of accounts payable	246,317	25	1,662,640
Shares issued in settlement	153,846	15	1,038,445
Total	5,860,163	$586	$3,377,285

Series A Preferred	Shares	Par Value	APIC
Shares issued per agreement	150,000	15	40,137,773
Total Series A Preferred	150,000	$15	$40,137,773

Series B Preferred	Shares	Par Value	APIC
Shares issued for inventory	150,000	15	6,548,173
Conversion of common shares to Series B Preferred	500,000	50	450
Total Series B Preferred	650,000	$65	$6,548,623

Note: MCIG, Inc., was issued 100,000 shares of Series A Preferred on November 1, 2017. On May 1, 2019 MCIG converted its 100,000 shares Series A Preferred into 5,000,000 common shares. Subsequently, on April 29, 2020 MCIG converted its 5,000,000 common shares into 500,000 Series B Preferred shares.

10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock began trading on March 5, 2020 and is quoted on the OTC Markets Pink Sheets under the symbol OBTX. The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTC Markets Pink Sheets. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Period	High	Low
April 30, 2020	$4.00	$3.00
July 31, 2020	1.00	1.00
October 31, 2020	$1.08	$0.21

Holders

The Company has 67 shareholders as of July 31, 2020. One shareholder is CEDE & Co. which has approximately 40,000 shareholders which were issued shares as part of the spin-off on December 11, 2018.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock. The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future. We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock will be Colonial Stock Transfer Company, Inc. We have appointed the transfer agent on February 7, 2018.

Equity Compensation Plans

The following table provides information as of July 31, 2020, regarding shares of common stock that may be issued under the warrants issued to management and shareholders with greater than 10% ownership in the Company. The Company does not have an ongoing equity compensation plan. Information is included for the warrants approved by the Company’s stockholders.

Warrant No.	Issue Date	Warrant Holder	Shares	Purchase
1	11/1/2007	Alex Mardikian(1)	250,000	1.00
2	11/1/2007	Brandy Craig	250,000	1.00
3	11/1/2017	Carl G. Hawkins	250,000	1.00
4	11/1/2017	Andrus Nomm	250,000	1.00
5	11/1/2017	Paul Rosenberg	500,000	1.00
6	11/1/2017	Epic Industry Corp(2)	500,000	1.00
7	11/1/2017	APO Holdings, LLC(3)	1,000,000	1.00
		Total	3,000,000

(1)	The warrants for Alex Mardikian were subsequently cancelled after July 31, 2020.

(2)	Michael Hawkins, our former CFO and Florida resident, is the sole beneficial owner of Epic Industry Corp, a Florida Corporation

(3)	Michael Pollastro, a California resident, is the beneficial owner of APO Holdings, LLC, a California limited liability company.

11

BUSINESS

We were incorporated in the State of Delaware on March 30, 2017, originally under the name GigeTech, Inc. On October 31, 2017, the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG. The Company is headquartered in Fleming Island, Florida.

The Company’s original business was to provide computer related services. The Company’s developed and acquired Internet publishing and broadcasting and web search portals. We published and generate textual, audio, and/or video content on the Internet, and operate websites that use a search engine to generate and maintain extensive databases of internet addresses and content. The Company discontinued this line of operations on April 17, 2020.

The Company is engaged in the business of digital cryptocurrency and blockchain development and consulting.

The Company has incurred significant losses since inception and as of January 31, 2020 has a working capital deficit. The Company’s consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on being able to raise the necessary funding to continue operations, through the exercise of warrants, issuance of shares to the public, debt financings, joint arrangements and other contractual arrangements, or being able to operate profitably in the future. These consolidated financial statements do not reflect the adjustments or reclassifications which would be necessary if the Company were unable to continue its operations in the normal course of business.

Description of Subsidiaries

There were three subsidiaries that were incorporated into the financials of OBITX for fiscal year 2020. All three subsidiaries were closed and the operations discontinued. These three subsidiaries include altCUBE, Inc., which was incorporated on June 4, 2018 in the state of Wyoming. altCUBE, Inc. was created to provide services in the arena of promoting individual advertising solutions and enabling access to the financial crypto global market, providing modern, efficient, clean and intuitive user interface. The second was Campaign Pigeon, LLC, which was incorporated on May 10, 2018 in the state of Wyoming. Campaign Pigeon, LLC was created to provide services in the arena of online marketing and generating advertising. The third subsidiary was Haute Jobs, LLC, which was incorporated on May 10, 2018 in the state of Wyoming. Haute Jobs, LLC was created to provide services in the arena of job marketing and matching services, to perform an as an employment center.

Employees and Consultants

As of July 31, 2020, the Company has 1 employee, the Company’s CEO/CFO. There are currently 3 consultants who fulfill a majority of the sales and marketing aspects of the business operations. Current management receives no base salary and is paid 10% of the gross sales earned by the Company.

12

BUSINESS STRATEGY

General Overview

OBITX is engaged in the business of consulting and developing blockchain technologies. We believe that our services and future products will provide our consumers with an approach to blockchain implementation uniquely designed for them. We provide consulting services in various approaches to cryptocurrencies and blockchain technologies.

Our current website can be found at www.obitx.com, which is not incorporated herein. In addition, we have acquired the domain www.everythingblockchain.io which is not incorporated herein, nor currently operational.

Corporate Information

Our principal executive office is located at 3027 US Highway 17, Fleming Island, Florida 32003 and our telephone number is (321) 802-2474. Our fiscal year end is January 31 of each calendar year.

INDUSTRY OVERVIEW

A Blockchain is a decentralized and distributed digital ledger that is used to record transactions across many computers so that the record cannot be altered retroactively without the alteration of all subsequent blocks and the collusion of the network. The blockchain system has been designed to use nodes agreement to order transactions and prevent fraud so that records cannot be altered retroactively. The network orders transaction by putting them together into groups called blocks, each block contains a definite amount of transactions and a link to the previous block. Bitcoin, which is the name of the best-known cryptocurrency, is the one for which blockchain technology was invented. Blockchain is, quite simply, a digital, decentralized ledger that keeps a record of all transactions that take place across a peer-to-peer network.

Bitcoins are not the only type of Digital Assets founded on math-based algorithms and cryptographic security, although it is considered the most prominent as of the date of the filing of this Registration Statement. Over 2,000 other Digital Assets, (commonly referred to as “altcoins”, “tokens”, “protocol tokens”, or “digital assets”), have been developed since the Bitcoin Network’s inception, including Ethereum, Ripple, Litecoin, Dash, and HEX.

Blockchain Technologies

Cryptocurrencies

Cryptocurrency is an encrypted decentralized digital currency transferred between peers and confirmed in a public ledger via a process known as mining. As of January 31, 2020, there are over 2,000 digital currencies in existence.

Blockchain Value

Cryptocurrencies are Digital Asset that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and is not backed by hard assets or other credit. As a result, the value of cryptocurrencies is determined by the value that various market participants place on them through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of cryptocurrencies, transferors and recipients of cryptocurrencies are able to determine the value of the cryptocurrency transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a cryptocurrency is by surveying one or more Exchanges where the cryptocurrency is publicly bought, sold and traded.

Uses of Cryptocurrencies

Global Cryptocurrency Market

Global trade in cryptocurrencies consists of individual end-user-to-end-user transactions, together with facilitated exchange-based trading. There is currently no reliable data on the total number or demographic composition of users on the global exchanges.

13

Goods and Services

Cryptocurrencies can be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the various cryptocurrencies. To date, the rate of consumer adoption and use of cryptocurrencies for paying merchants has trailed the broad expansion of retail and commercial acceptance of cryptocurrency. Other markets, such as credit card companies and certain financial institutions are not accepting such digital assets. It is likely that there will be a strong correlation between the continued expansion of the Cryptocurrency Network and its retail and commercial market penetration.

Anonymity and Illicit Use

The Blockchain Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All transactions are logged on the Blockchain and any individual or government can trace the flow of cryptocurrencies from one address to another. Off-Blockchain transactions occurring off the Network are not recorded and do not represent actual transactions or the transfer of cryptocurrencies from one digital wallet address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Digital wallet addresses are randomized sequences of 27-34 alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis and data mining. Anonymity is also reduced to the extent that certain Exchanges and other service providers collect users’ personal information, because such Exchanges and service providers may be required to produce users’ information in order to comply with legal requirements. In many cases, a user’s own activity on the Blockchain Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its cryptocurrencies to different addresses multiple times to make tracking the cryptocurrencies through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its cryptocurrencies with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, cryptocurrencies can be used to purchase illegal goods or fund illicit activities. The use of cryptocurrencies for illicit purposes, however, is not promoted by the Blockchain Network or the user community as a whole. Furthermore, we do not believe our advertising, marketing, and consulting services has exposure to such uses because the services we provide are curated by our management and team.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the heading “Risk Factors” and elsewhere in the prospectus file December 10, 2018 and the Form 10K filed for the years ended January 31, 2020 and January 31, 2019. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

OVERVIEW

We were incorporated in the State of Delaware on March 30, 2017, originally under the name GigeTech, Inc. On October 31, 2017, the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG. The Company is headquartered in Fleming Island, Florida.

14

The Company’s original business was to provide computer related services. The Company’s developed and acquired Internet publishing and broadcasting and web search portals. We published and generate textual, audio, and/or video content on the Internet, and operate websites that use a search engine to generate and maintain extensive databases of internet addresses and content. The Company discontinued this line of operations on April 17, 2020.

The Company is engaged in the business of digital cryptocurrency and blockchain development and consulting.

Results of Operations

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates, including those related to uncollectible receivables, inventory valuation, deferred compensation and contingencies.

We base our estimates on historical performance and on various other assumptions that we believe to be reasonable under the circumstances. These estimates allow us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

We believe the following accounting policies are our critical accounting policies because they are important to the portrayal of our financial condition and results of operations and they require critical management judgments and estimates about matters that may be uncertain. If actual results or events differ materially from those contemplated by us in making these estimates, our reported financial condition and results of operations for future periods could be materially affected.

Revenue Recognition Policies

Our revenue is derived from the subscription, non-software related hosted services, term-based and perpetual licensing of software products, associated software maintenance and support plans, consulting services, training, and technical support. Most of our customer arrangements involve multiple solutions and various license rights, bundled with post-contract customer support and other meaningful rights that together provide a complete end-to-end solution to the customer.

We recognize revenue when all guidelines establish through the five-step process to govern contract revenue reporting are met. This 5-step process consists of:

1.	Identify the contract(s) with a customer

2.	Identify the performance obligations in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations in the contract

5.	Recognize revenue when or as you satisfy a performance obligation (rather than on final delivery, as in the past)

Results of Operations for the Years Ended January 31, 2020 and 2019

	For the year ended January 31,
	2020	2019
Revenue	$-	$105,580
Cost of Sales	-	160,445
Gross Profit (Loss)	-	(54,865)
Expenses	168,028	337,177
Net Income (Loss) from operations	$(168,028)	$(392,042)

15

Revenue

Our revenue from operations for the period ended January 31, 2020 and 2019, was $0 and $105,580, respectively. The revenue was generated through 3 primary customers in 2019 who no longer utilized our services in 2020.

Cost of Goods Sold

Our cost of goods for the year ended January 31, 2019 consisted of $11,488 in computer leases, $65,095 in cost of services, and $83,862 in software maintenance.

Gross Loss

Our gross loss decreased by $54,865 for the year ended January 31, 2020 as compared to the gross loss for the year ended January 31, 2019. Our gross loss for the year ended January 31, 2020 was $0 as compared to a gross loss of $54,865 for the year ended January 31, 2019. The Company recognized zero sales for the year ended January 31, 2020 and as such recognized no cost of goods.

Operating Expenses

Our operating expenses for the period ended January 31, 2020, was $168,028 compared to $337,177 for the year ended January 31, 2019. Our total operating expenses for the period ended January 31, 2020, of $168,028 consisted of $5,271 of selling, general and administrative expenses, professional fees of $5,257, and consulting expense of $157,500. Our general and administrative expenses consist of bank charges, telephone expenses, meals and entertainments, travel, computer and internet expenses, postage and delivery, office supplies and other expenses.

Our total operating expenses for the period ended January 31, 2019, of $337,177 consisted of $56,256 of selling, general and administrative expenses, $36,900 of payroll, $9,795 of advertising fees, professional fees of $24,249, bad debt of $4,500, and consulting expense of $205,477.

Net Loss

There was a net loss of $191,718 in 2020 compared with a net loss of $438,846 in 2019. Our sales decreased by $105,580 for the year ending January 31, 2020 compared to the year ended January 31, 2019. This was offset by a decrease in our cost of sales by $160,445 in 2020 along with a decrease of $164,149 in operating expenses.

Liquidity and Capital Resources

Introduction

During the period ended January 31, 2020, our cash flow was $0. Our cash on hand as of January 31, 2020 was $0. We utilized $16,350 in cash flow for the year ended January 31, 2019.

16

Cash Requirements

We had cash available of $0 as of January 31, 2020. We currently use approximately $2,500 per month in the operations of our business. The company has relied upon MCIG to fund the company along with the raising of capital. The company will require $30,000 to maintain operations for the next 12-month period at its current rate of spending.

Sources and Uses of Cash

Operations

We used $16,558 in cash by operating activities for the period ended January 31, 2020 as compared to $188,151 for the year ended January 31, 2019. Net cash used by operations consisted primarily of the net loss of ($188,192) offset by non-cash expenses of $15,278 in imputed interest. Additionally, changes in assets and liabilities that consisted of a decrease of $149 in prepaid expenses and accounts payable of $156,207.

Net cash used by operations for the year ended January 31, 2019 consisted primarily of the net loss of ($428,300) offset by non-cash expenses of $4,500 in bad debt and $43,279 in imputed interest. Additionally, by changes in assets and liabilities that consisted of a increase of $149 in prepaid expenses and other assets of $108,196, and an decrease in accounts payable of $81,702, accrued interest of $3,527, accounts receivable of $215,486, and bad debt of $4,500.

Financing

We had net cash provided in financing activities of $16,558 for the period ended January 31, 2020 and $171,801 for the year ended January 31, 2019. Our financing activities consisted solely of borrowing from related parties

Off-Balance Sheet Arrangements

None

Going Concern

Our financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is relatively new and has a short history and relatively few sales, no certainty of continuation can be stated. The accompanying consolidated financial statements for the years ended January 31, 2020 and 2019 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Results of Operations for the six months ended July 31, 2020 and 2019

	For the six months ended
	July 31,
	2020	2019

Sales	$-	$-
Total Cost of Sales	-	-
Gross (loss)	-	-
Total operating expenses	49,280,919	112,160
Net (loss) from operations	$(49,280,919)	$(112,160)

17

Revenue

There was no revenue from operations for the six months ended July 31, 2020 and 2019. We are currently looking for ways to earn additional revenues with the products that we currently have created.

Cost of Goods

Sold As there were no sales for the six months ending July 31, 2020 and 2019, there were no cost of goods.

Gross Profit/Loss

As there were no sales or cost of goods for the six months ending July 31, 2020 and 2019, there were no gross profits or losses.

Operating Expenses

Our operating expenses increased by $49,168,759 to $49,280,919 for the six months ended July 31, 2020, from $112,160 for the six months ended July 31, 2019.

In the six months ended July 31, 2020 professional fees were $39,588 increasing from $5,257 in the six months ended July 31, 2019. Our consultant fees were reduced by $50,000 from $84,000 for the six months ending July 31, 2019 to $34,000 for the six months ending July 31, 2020. Our selling, general and administrative costs were increased by $49,184,058 to $49,206,547 for the six months ending July 31, 2020 from $22,489 for the six months ending July 31, 2019.

Our general and administrative expenses consist of bank charges, telephone expenses, meals and entertainments, computer and internet expenses, postage and delivery, stock issuances as compensation, office supplies and other expenses. Our professional fees include legal, accounting, and reporting fees.

Net Income/Loss

Our net loss from operations of $49,280,919 for the six months ended July 31, 2020 which consisted primarily of the stock-based compensation expense. With the exception of the $49,204,508 stock-based compensation expense, we decreased our overall cost of operations in professional fees, consultant fees, and selling, general and administrative cost by $35,174 to $76,986 for the six months ending July 31, 2020 from $112,160 for the six months ending July 31, 2019.

Liquidity and Capital Resources

Introduction

During the six months ended July 31, 2020 we gained $95 in cash. Our cash on hand as July 31, 2020 was $95.

Cash Requirements

We had cash available of $95 as of July 31, 2020. Based on our revenues, cash on hand and current monthly burn rate, we must rely on financing to fund current operations on a daily basis.

Sources and Uses of Cash

Operations

We used $30,661 in cash by operating activities for the six months ended July 31, 2020, as compared to $7,488 for the six months ended July 31, 2019.

Net cash used by operations for the six months ended July 31, 2020 consisted primarily of the net loss of $49,294,436 offset by non-cash expenses of $49,191,755 in stock-based compensation and $8,043 in imputed interest.

18

Additionally, changes in assets and liabilities consisted of decreases of $42,978 in accounts payable to related parties, $18,043 in accounts payable, and $2,956 in accrued interest. Net cash used by operations for the six months ended July 31, 2019 consisted primarily of the net loss of $103,663 offset by non-cash expenses of $13,370 in imputed interest. Additionally, changes in assets and liabilities consisted of decreases of $86,234 in accounts payable and $99 in prepaid expenses, and an increase of $3,528 in accrued interest.

Financing

We had net cash provided in financing activities of $30,756 and $7,488 for the six months ending July 31, 2020 and 2019 respectively. Our financing activities consisted of an increase of $30,741 and $7,488 of advances made by related parties for the six months ending July 31, 2020 and 2019 respectively. In addition, we had a $15 net increase from the proceeds of issuing stock for the six months ending July 31, 2020.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that we consider material.

Going Concern

Our financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is relatively new and has a short history and relatively few sales, no certainty of continuation can be stated. The accompanying financial statements for the three and six months ended July 31, 2020 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Currently the company has a negative working capital as there have been a significant loss. The large accumulated deficit raises substantial doubt about its ability to continue as a going concern.

PROPERTY

Our business office is located at 3027 US Highway 17, Fleming Island, FL 32003. We believe that this space will be sufficient for our initial needs, although as funding and significant revenues become available, and the Company’s operations grow, we anticipate finding other office space as needed.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

We are not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

MANAGEMENT

The following table sets forth information concerning our executive officers and directors and their ages at July 31, 2020:

Management Team

Name	Age	Position
Michael Hawkins	58	CEO, CFO, Director, Secretary
Paul Rosenberg	49	Director
Robert Adams	48	Director

19

Biographical Information for Michael Hawkins

Michael Hawkins was appointed as the CEO/CFO/Director on April 17, 2020. Prior to this, he has served as the Chief Financial Officer of MCIG, Inc., since April 8, 2016 through August 2019. Prior to fulfilling this role, Mr. Hawkins was the Managing Member of Epic Industry, LLC and the Chief Financial Officer for ICA Solutions, Inc. Mr. Hawkins has worked in the hospitality and entertainment industry, blockchain, satellite, retail, manufacturing, distribution, and construction industry, providing executive level services as CEO, CFO, and COO to multiple nanotech public and privately held companies. Mr. Hawkins earned his B.S. in Computer Science and Business Administration from University of Maryland, University College.

Biographical Information for Paul Rosenberg

Mr. Rosenberg was appointed as a director of MCIG, Inc. on January 23, 2014. Paul Rosenberg, aged 49 is the Founder, CEO, and Chairman of MCIG formerly known as Lifetech Industries since April 2013. For the past 5 years, Mr. Rosenberg has been a private investor focusing on the technology space where he has over two decades of experience as a software engineer specializing in complex distributed systems in C++, Delphi, VB, Java, and Oracle DB projects via his consulting company: PR Data Consulting. Since 1997, Mr. Rosenberg has worked as an independent consultant with both private and public enterprises including: The Federal Deposit Insurance Company (FDIC), The Zennstrom/Friis Group (Kazaa/Skype/Atomico Ventures), and Trust Digital (later sold to Mcafee in 2010), Dell, Inc., Boeing, and Microsoft Inc.

Biographical Information for Robert Adams

Robert “Eddie” Adams has worked extensively in the blockchain markets. Prior to this, he served as the IT Director for Blue Cross/Blue Shield of Florida with extensive knowledge in a wide array of operating systems, programming languages, security concepts and technologies. He has managed operating budgets in excess of $100 million per year. He has developed, designed, and built server farms in over 40 sites, with a staff of 46,000 and 15,000 servers. His experience in developing and drafting policies and procedures will be instrumental in the Company short term growth, organization, and development.

Board Leadership Structure And Role In Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach. With the absence of any independent directors, the roles of our management and directors are not clearly delineated.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions since we have been focusing our efforts on growing our business and obtaining financing for our Company. We expect to adopt a code as we further develop our business.

Family Relationships

There are no family relationships between any of our directors or executive officers.

20

Committees of The Board of Directors

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions.

The Board currently acts as our audit committee. Since we are still a developing company, the Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K.

EXECUTIVE COMPENSATION

In November 2017, we entered into employment agreements with our CEO and CFO. The CEO was terminated for cause on April 17, 2020. The CFO resigned her position in December 2019. Mr. Rosenberg assumed the duties of CFO effective on the resignation of Mrs. Craig. On April 17, 2020 Mr. Rosenberg resigned as the CFO of the Company. On April 17, 2020 the Company entered into an employment agreement with Michael Hawkins to serve as CEO/CFO of the Company.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of OBITX, Inc., during the year ended January 31, 2020, regardless of the compensation level, and (ii) each of our other executive officers, serving as an executive officer at any time during 2019. The foregoing persons are collectively referred to in this prospectus as the “Named Executive Officers.” Compensation information is shown for the year ended January 31, 2020 and January 31, 2019:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Comp ($)	Non- Qualified Deferred Comp Earnings ($)	All Other Comp ($)	Totals ($)

Paul Rosenberg,	2020	42,000	(1)	0	0	0	0	0	0	42,000
Director	2019	42,000	(2)	0	0	0	0	0	0	42,000

Alex Mardikian	2020	84,000	(3)	0	0	0	0	0	0	84,000
CEO	2019	84,000		0	0	0	0	0	0	84,000

Brandy Craig	2020	26,995	(4)	0	0	0	0	0	0	26,995
CFO	2019	42,000	(5)	0	0	0	0	0	0	42,000

*	Allocations of payroll has accrued and has not been paid for 2020 and 2019.

[1]	On April 17, 2020 the Company entered into an agreement with Paul Rosenberg in which he was issued 130,128 shares of common stock converting the outstanding balance owed him of $105,000 for services provided through April 2020.

[2]	Same as Note 1

[3]	The Company terminated Mr. Mardikian on April 17, 2020. While the Company acknowledges it has an outstanding balance owed to Mr. Mardikian of $112,000 we believe that this amount would be offset should the Company proceed to legal actions against Mr. Mardikian. The Company is currently attempting to settle the matter with Mr. Mardikian.

[4]	On April 17, 2020 the Company entered into an agreement with Brandy Craig in which she was issued 88,455 shares of common stock converting the outstanding balance owed her of $68,995 for services provided until her resignation.

[5]	See Note 4.

21

On April 17, 2020 the Company entered into an employment agreement with Michael Hawkins to serve as CEO/CFO of the Company. Mr. Hawkins is to receive 10% of the total revenue derived for the Company during the initial 12 month period, at which time the board of directors will negotiate an employment package with Mr. Hawkins. The Agreement is at will and may be terminated given 30-day written notice.

Director Compensation

Paul Rosenberg receives $3,500 per month for his services as the sole Director and Chairman of the Board. This agreement was terminated on April 17, 2020. At this point, there is no compensation for members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows beneficial ownership of OBITX’s common stock, as of July 31, 2020, by:

•	Each person or entity is known by OBITX to beneficially own more than 5% of the outstanding shares of OBITX’s common stock;

•	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 13,460,000 underlying shares of common stock that consists of 22,610,163 shares of common stock outstanding as of July 31, 2020, 2,750,000 underlying shares of common stock through warrants exercisable within 60 days, 7,500,000 underlying shares of common stock of the Series A Preferred Stock, and 6,500,000 underlying shares of common stock of the Series B Preferred Stock outstanding as of July 31, 2020. In determining shares as a percentage of ownership prior to distribution, outstanding warrants exercisable by any other person is eliminated (see Total Shares Used to Calculate % of Ownership in the following table).

Unless otherwise indicated, the address of each beneficial owner listed below is c/o OBITX, Inc., 3027 US Highway 17, Fleming Island, Florida 32003.

Beneficial Ownership prior to distribution:

Beneficial Ownership Prior to Distribution
Name and Address of Beneficial Owner	Common Shares Owned	Underlying Common Shares Series A Preferred	Underlying Common Shares Series B Preferred	Securities Exercisable in 60 days	Total Shares and Securities Owned	Total Shares Used to Calculate % of Ownership	Total Shares Calculated as % of Ownership
BOTS, Inc.	510,000	-	5,000,000	-	5,500,000	19,860,163	27.69%
APO Holdings, LLC (1)	1,500,000	-	-	1,000,000	2,500,000	20,860,163	11.98%
Epic Industry, LLC (3)	250,000	2,500,000	-	500,000	3,250,000	20,360,163	15.96%
Paul Rosenberg (2)	3,000,000	-	1,500,000	500,000	5,000,000	20,360,163	24.56%
Overwatch Partners, Inc.(4)	-	5,000,000	-	-	5,000,000	19,860,163	25.18%

(1)	Michael Pollastro, a California resident, is the beneficial owner of APO Holdings, LLC, a California limited liability company.

(2)	Paul Rosenberg is a member of the Board of Directors. The total shares owned consists of 2,500,000 in the name of Paul Rosenberg and 500,000 shares in the name of Fintech Labs, LLC, a Delaware limited liability company in which Mr. Rosenberg is a beneficial owner and managing member.

(3)	Michael Hawkins, the Company’s CEO/CFO and Florida resident, is the sole beneficial owner of Epic Industry Corp, a Florida Corporation and a 50% owner of Overwatch Partners, Inc.

(4)	Michael Hawkins and Christian Rishel, a Florida resident, each own 50% of Overwatch Partners, Inc.

22

Beneficial Ownership after distribution and underlying voting shares(control), assuming all 2,750,000 warrants have been exercised:

Beneficial Ownership and Voting Control After Distribution
Name and Address of Beneficial Owner	Common Shares After Distribution	% of Ownership After Distribution	Underlying Voting Shares	% of Voting Control
MCIG, Inc.	5,211,796	23.05%	50,211,796	10.85%
APO Holdings, LLC	2,500,000	11.06%	2,500,000	0.54%
Epic Industry, LLC	3,250,000	14.37%	125,750,000	27.18%
Paul Rosenberg	5,000,000	22.11%	18,500,000	4.00%
Overwatch Partners, Inc.	5,000,000	22.11%	250,000,000	54.04%

 SELLING SHAREHOLDERS

The shares of Common Stock being offered by the Selling Shareholders are the Resale Shares (i) issuable upon exercise of the warrants, and (ii) the 2,500,000 shares issued to investors. In addition to the Resale Shares, the shares of common stock being offered by MCIG as the Distribution Shares will be issued one share for every 100 shares of MCIG stock owned. We are registering the shares of Common Stock in order to permit the Selling Shareholders, whether the owner of Resale Shares or Distribution Shares, to offer the shares for resale from time to time.

All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of the Resale Shares.

The Selling Shareholders named below may from the time-to-time offer and sell pursuant to this prospectus up to 5,902,811 Resale Shares.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Shareholders.

The second column lists the number of shares of Common Stock beneficially owned by each selling shareholder, based on its ownership of the shares of Common Stock, as of July 31, 2018. This table is prepared solely based on information supplied to us by the Selling Shareholders and any public documents filed with the SEC.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Shareholders.

The fourth column assumes the sale of all of the Resale Shares offered by the Selling Shareholders and Distributed Shares by MCIG to MCIG shareholders pursuant to this prospectus.

23

We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Shareholders and the manner in which the Selling Shareholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes an option that is currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Shareholders will sell any or all of the securities covered by this prospectus.

Name of Shareholder		Number of Shares of Common Stock Owned Prior to Offering	Number of Shares of Underlying Common Stock for Warrants	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering
Selling Shareholders
APO Holdings, LLC	3	1,500,000	1,000,000	2,500,000	-	0.00%
Paul Rosenberg	4	3,000,000	500,000	1,500,000	2,000,000	23.23%
Epic Industry, LLC	5	250,000	500,000	500,000	250,000	2.90%
Carl G. Hawkins	6	50,000	250,000	250,000	50,000	0.58%
Brandy Craig	7	50,000	250,000	250,000	50,000	0.58%
Andrus Nomm		50,000	250,000	250,000	50,000	0.58%
Total		4,900,000	2,750,000	5,250,000	2,400,000
Distributed Shares
BOTS, Inc.		510,000	-	298,202	211,798	2.46%
Total Shares		5,410,000	2,750,000	5,548,202	2,611,798

(1)	The maximum number of shares of common stock to be sold assumes all warrants are exercised.

(2)	The number of shares of common stock owned after the offering assumes that all warrants are exercised and subsequently sold.

(3)	On November 1, 2017 APO Holding, LLC became a shareholder with greater than 10% ownership.

(4)	Paul Rosenberg has served as a member of the Company’s Board of Directors since inception.

(5)	Epic Industry, LLC is owned by Michael Hawkins who served as the Company’s CFO through October 31, 2017.

(6)	Carl G. Hawkins serves as the Company’s corporate counsel.

(7)	Brandy Craig served as the Company’s CFO from November 1, 2017 to December 3, 2019.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

24

Authorized Capital Stock

The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.0001 per share, (the “Common Stock”), of which there are 5,880,163 issued and outstanding. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, and payments in full of all Series A Preferred Stock, Series B Preferred, and Blank Check Preferred Stock.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Authorized Preferred Stock

The Company has a Series A Preferred Stock, a Series B Preferred Stock and Blank Check Preferred Stock.

The authorized Series A Preferred Stock consists of 1,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, (the “Series A Preferred Stock”), of which there are 150,000 shares issued and outstanding.

The authorized Series B Preferred Stock consists of 1,500,000 shares of Series B Preferred Stock, par value $0.0001 per share, (the “Series B Preferred Stock”), of which there are 650,000 issued and outstanding.

The authorized Blank Check Preferred Stock consists of 100,000,000 shares of Blank Check Preferred Stock, par value $0.0001 per share, (the “Blank Check Preferred Stock”), of which there are none issued and outstanding.

Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to one thousand (1,000) votes for each share on all matters to be voted on by the stockholders. Holders of Series A Preferred Stock do not have cumulative voting rights. Holders of Series A Preferred Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the Series A Preferred Stock holders are entitled to share pro rata all assets remaining after payment in full of all liabilities and any security with seniority over the Series A Preferred Stock.

Holders of Series A Preferred Stock have no preemptive rights to purchase the Company’s Series A Preferred Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Series A Preferred Stock.

Holders of the Series A Preferred Stock may convert into common shares, where one Series A Preferred Stock is converted into 50 shares of Common Stock.

Series B Preferred Stock

Each share of Series B Preferred Stock entitles the holder to one hundred (100) votes for each share on all matters to be voted on by the stockholders. Holders of Series B Preferred Stock do not have cumulative voting rights. Holders of Series B Preferred Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the Series B Preferred Stock holders are entitled to share pro rata all assets remaining after payment in full of all liabilities.

25

Holders of Series B Preferred Stock have no preemptive rights to purchase the Company’s Series B Preferred Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Series B Preferred Stock.

The Blank Check Preferred Stock is reserved for issuance by the Board of Directors, with the terms and conditions to be set by the Board.

LEGAL MATTERS

The Law Office of Thomas G. Amon hsa rendered a legal opinion as to the validity of the shares of the common stock to be registered hereby, which has been files with the SEC.

EXPERTS

The financial statements of OBITX, Inc. at January 31, 2020 and 2019, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We intend to file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.izea.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on our website are not part of the prospectus.

26

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of OBITX, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OBITX, Inc. (the Company) as of January 31, 2020 and 2019, and the related consolidated statement of operations, shareholder’ equity (deficit), and cash flow for the years ended January 31, 2020 and 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended January 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

June 2, 2020

F-2

OBITX, Inc. And SUBSIDIARIES Consolidated Balance Sheets ASSETS
	January 31,
	2020	2019
Current Assets
Assets held for Sale	$-	$408,166
Prepaid expenses	-	149
Total current assets	-	408,315
Total assets	$-	$408,315

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$48,940	$7,926
Accounts payable related party	254,495	139,302
Due to Related Party	304,072	695,680
Total current liabilities	607,507	842,908
Total Liabilities	607,507	842,908
Stockholders’ equity (deficit)
Series A Preferred stock, $0.0001 par value; 1,000,000 shares authorized; Zero and 100,000 shares issued and outstanding, as of January 31, 2020 and January 31, 2019, respectively.	-	10
Common stock, $0.0001 par value, voting; 200,000,000 shares authorized; 10,460,000 and 5,460,000 shares issued and outstanding, as of January 31, 2020 and January 31, 2019, respectively.	1,046	546
Additional paid in capital	3,500,892	3,486,104
Accumulated deficit	(4,109,445)	(3,921,253)
Total stockholders’ equity (deficit)	(607,507)	(434,593)
Total liabilities and stockholders’ equity (deficit)	$-	$408,315

See accompanying notes to audited consolidated financial statements.

F-3

OBITX, Inc.
and SUBSIDIARIES
Consolidated Statements of Operations

	For the year ended
	January 31,
	2020	2019

Revenue from services	$-	$105,580
Computer lease	-	11,488
Cost of services	-	65,095
Software maintenance	-	83,862
Total cost of sales	-	160,445
Gross Loss	-	(54,865)
Selling, general, and administrative	5,271	56,256
Professional fees	5,257	24,249
Marketing & advertising	-	9,795
Payroll	-	36,900
Consultant fees	157,500	205,477
Bad debt expense	-	4,500
Total operating expenses	168,028	337,177
Net loss from operations	(168,028)	(392,042)
Other income (expense)	(23,690)	(46,804)
Net (loss) before discontinued operations	$(191,718)	$(438,846)
Income from discontinued operations	3,526	10,546
Net (loss) attributable to controlling interest	$(188,192)	$(428,300)
Basic and diluted (loss) per share:
Income(Loss) per share from continuing operations	(0.0204)	(0.0784)
Income(Loss) per share	0.0004	0.0019
Weighted average shares outstanding - basic and diluted	9,227,123	5,460,000

See accompanying notes to audited consolidated financial statements.

F-4

OBITX, INC
and SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity

					Additional	Accumulated	Stockholder’s
	Preferred Stock		Common Stock		Paid-in	Income	Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Inception, March 30, 2017	-	$-	-	$-	$-	$-	$-
Founders Stock	-	-	960,000	96	-	-	96
Stock issued for cash	-	-	4,000,000	400	399,600	-	400,000
Stock issued for acquisition	100,000	10	500,000	50	3,043,225	-	3,043,285
Net loss	-	-	-	-	-	(3,492,953)	(3,492,953)
Balance – January 31, 2018	100,000	10	5,460,000	$546	$3,442,825	$(3,492,953)	$(49,572)
Imputed interest	-	-	-	-	43,279	-	43,279
Net loss	-	-	-	-	-	(428,300)	(428,300)
Balance – January 31, 2019	100,000	10	5,460,000	$546	$3,486,104	(3,921,253)	$(434,593)
Conversion of preferred to common	(100,000)	(10)	5,000,000	500	(490)	-	-
Imputed interest	-	-	-	-	15,278	-	15,278
Net loss	-	-	-	-	-	(188,192)	(188,192)
Balance – January 31, 2020	-	$-	10,460,000	$1,046	$3,500,892	$(4,109,445)	$(607,507)

The accompanying notes are an integral part of these audited financial statements.

F-5

OBITX, Inc.
and SUBSIDIARIES
Statements of Cash Flows
For the years ended January 31,

	2020	2019
Cash flows from operating activities:
Net (Loss)	$(188,192)	$(428,300)
Adjustments to reconcile net loss to net
Cash provided by (used in) operating activities:
Bad debt expense	-	4,500
Imputed interest	15,278	43,279
Decrease (Increase) in:
Accounts receivable, net	-	215,486
Other assets	-	(108,196)
Accrued interest	-	3,527
Prepaid expenses and other current assets	149	(149)
Accounts payable	156,207	81,702
Net cash used In operating activities	$(16,558)	$(188,151)
Cash Flows From Financing Activities:
Borrowing from related party	16,558	198,676
Principal payment on debts	-	(26,875)
Net Cash Provided By Financing Activities	$16,558	$171,801
Net Change in Cash	-	(16,350)
Cash at Beginning of Year	-	16,350
Cash at End of Year	-	-

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	-	-
Cash paid for income taxes	-	-

Non-cash Investing and Financing Activities:
Conversion of preferred stock to common stock	$500	$-
Reduction on debt in exchange for assets held for sale	$408,166	$-

See accompanying notes to audited consolidated financial statements.

F-6

OBITX, INC.

Notes to Condensed Consolidated Financial Statements

Note 1. Organization and Basis of Presentation

The accompanying audited financial statements of OBITX, Inc., (the “Company”, “we”, “our”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany accounts and transactions have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Haute Jobs, LLC, (“HAUTE”), Campaign Pigeon, LLC, (“CAMP”), and altCUBE, Inc., (“altCUBE”). altCUBE was closed on December 31, 2018. HAUTE and CAMP were closed in fiscal year ending January 31, 2020.

Description of Business

The Company was incorporated in the State of Delaware on March 30, 2017 originally under the name GigeTech, Inc. On October 31, 2017 the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG. The Company is headquartered in Fleming Island, Florida.

The Company earned revenue through social media advertising, fees, and services. Under its plan, the Company developed its white label software solution for MCIG under the 420 Cloud brand in support of the cannabis industry. The Company discontinued this operation during the fiscal year ended January 31, 2020.

The company is expanding its services and solutions in software development and internet advertising and promotion into the industry of blockchain technologies.

On December 10, 2018 OBITX, Inc became a publicly reporting company. The Company began trading under the stock symbol “OBTX” on March 24, 2020.

Subsidiaries of the Company

The company had three subsidiaries which have all been discontinued. We incorporated Haute Jobs, LLC on May 10, 2018 in the state of Wyoming. We incorporated Campaign Pigeon, LLC on May 10, 2018 in the state of Wyoming. We incorporated altCUBE, Inc., on June 4, 2018 in the state of Wyoming. The subsidiaries were consolidated for the fiscal year ending January 31, 2019. None of the subsidiaries conducted business in fiscal year ending January 31, 2020.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the wholly owned subsidiaries of HAUTE, CAMP, and altCUBE.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition Policies

We intend to earn revenue from the subscription, non-software related hosted services, term-based and perpetual licensing of software products, associated software maintenance and support plans, consulting services, training, and technical support.

On February 1, 2018, we adopted Topic 606, using the modified retrospective transition method applied to those contracts which were not completed as of February 1, 2018. Results for reporting periods beginning after February 1, 2018 are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with our historic accounting. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on February 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when, or as, we satisfy a performance obligation.

Research and Development

Research and Development Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss as an expense as incurred.

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalized only if the product or process is technically and commercially feasible, if development costs can be measured reliably, if future economic benefits are probable, if the Company intends to use or sell the asset and the Company intends and has sufficient resources to complete development. The Company has recognized $2,160 as a capital asset for the year ended January 31, 2019.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its temporary cash investments with financial institutions insured by the FDIC.

For the year ended January 31, 2019 we had three customers that represented 96% of our total income.

F-8

Concentrations of credit risk with respect to trade receivables and commodities are limited due to the diverse group of customers to whom the Company provides services to. The Company establishes an allowance for doubtful accounts when events and circumstances regarding the collectability of its receivables or the selling of its commodities warrant based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. The outstanding balances are stated net of an allowance for doubtful accounts.

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company may occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high-quality financial institutions. The Company had $0 in excess of federally insured limits on

January 31, 2020, and January 31, 2019.

For the year ended January 31, 2019 there was $0 in accounts receivable and $0 for the year ended January 31, 2020. During the last quarter of the year end January 31, 2019 the accounts receivable for Render Payment was written off to bad debt expense as the amount of time of non-payment was quite substantial and greater than 1 year.

Cost of Services Provided

Cost of services provided includes: programs licensed; cost incurred to drive traffic to our websites and products, and to acquire online advertising space; costs incurred to support and maintain Internet-based products and services, including data center costs and royalties; warranty costs; costs associated with the delivery of consulting services; and the amortization of capitalized software development costs. Capitalized software development costs are amortized over the estimated lives of the products, which the Company rates at three years.

Cash and Cash Equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of the date of purchase. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. The Company had no cash equivalents as of January 31, 2020, or January 31, 2019.

Property, Plant, and Equipment

Property, plant, and equipment (“PPE”) are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, improvements and major replacements that extend the life of the asset are capitalized Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of depreciable assets, which are generally three years.

The Company classified its software under the Financial Accounting Standards Advisory Board (FASAB) Statement of Federal Financial Accounting Standards (SFFAS) No. 10, Accounting for Internal Use Software, and the Governmental Accounting Standards Board (GASB) Statement No. 42, Accounting of Costs of Computer Software Developed or Obtained for Internal Use. When software is used in providing goods and services it is classified as PPE. The Company considered its acquired proprietary software as a major part of the Company’s operations that were intended to provide profits. The Company has determined that the software does not function and operate as it was designed to. As such, the Company discontinued this operation (See Discontinued Operations) and wrote off the asset in its entirety on January 31, 2019.

Advertising Costs and Expense

The advertising costs are expensed as incurred. Advertising costs were $9,795 for the year ended January 31, 2019 and $0 for the year ended January 31, 2020.

Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States Dollar.

F-9

Basic and Diluted Net Earnings (Loss) Per Share

The Company follows ASC Topic 260 – Earnings Per Share, and FASB 2015-06, Earnings Per Share to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Recent Accounting Pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations, or cash flows of the Company.

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, Leases (ASC 842). Under its core principle, a lessee will recognize right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all arrangements with terms longer than 12 months. The pattern of expense recognition in the income statement will depend on a lease’s classification. We have adopted this standard and determined that it would have no material effect on our financial statements.

On February 1, 2018, we adopted Topic 606, using the modified retrospective transition method applied to those contracts which were not completed as of February 1, 2018. Results for reporting periods beginning after February 1, 2018 are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with our historic accounting. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on February 1, 2018.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. We adopted the new standard effective February 1, 2018, using the modified retrospective transition method. We finalized our analysis and the adoption of this guidance will not have a material impact on our financial statements and our internal controls over financial reporting.

In June 2014, the FASB issued ASU No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard and will not report inception-to-date information.

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014- 15, which is effective for annual reporting periods ending after December 15, 2015, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under GAAP. We do not anticipate that the adoption of ASU 2014-15 will have a material impact on our financial condition or results from operations. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding our ability to continue as a going concern as discussed in the notes to our financial statements included elsewhere.

F-10

We have implemented all other new accounting pronouncements that are in effect and that may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Note 3. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has a limited history, no certainty of continuation can be stated. The accompanying financial statements for the year ended January 31, 2020 and 2019, has been prepared to assume that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has negative cash flow and there are no assurances the Company will generate a profit or obtain positive cash flow. The Company has sustained its solvency through the support of its shareholders, MCIG and APO Holdings, LLC, which raise substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time to the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate the revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 4. Related Party Transactions

The following individuals/entities have been identified as related parties in accordance with the guidelines of ASC 850 – Related Party Disclosures:

Related Parties
Name/Entity	Position	Became	Ended
Paul Rosenberg	Director	Inception	Current
Alex Mardikian	CEO	Inception	April 17, 2020
Brandy Craig	CFO	November 1, 2017	December 3, 2019
MCIG, Inc.	Greater than 10% owner	Inception	Current
Michael Hawkins	CEO/CFO/Director	April 17, 2020	Current
APO Holdings, LLC	Greater than 10% owner	November 1, 2017	Current

Related Party Transactions

On August 1, 2017, the Company entered into a contract with MCIG for hosting and email services. In addition, the Company will provide additional marketing services for MCIG and other internet based activities as mutually agreed upon. Under terms of the agreement, MCIG was to pay $2,000 per month for a period of 12 months. All additional services not identified are billed at an hourly rate of $150 per hour. The agreement was terminated on June 30, 2018. The Company recognized $10,000 in revenue for the fiscal year ending January 31, 2019. Payment for these services was through a reduction of the Line of Credit owed by OBITX to MCIG. Throughout the term of the entire contract the Company billed $28,400 to MCIG for services rendered.

F-11

On September 13, 2017, the company entered into an agreement to provide social media and other advertising services to Render Payment, LLC in exchange for 5,000,000 RPM tokens which had an original value of $1,250,000. Render Payment, LLC failed in its Initial Coin Offering and subsequently went out of business and the Company has subsequently written off the accounts receivable. Michael Hawkins, the new CEO/CFO was a non-controlling member with greater than 10% ownership in Render Payment, LLC prior to it going out of business in 2018.

On November 1, 2017, the Company entered into a consulting agreement with Alex Mardikian, the Chief Executive Officer at that time. The agreements call for $7,000 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share. The Company and consultant may elect to convert into equity of the company. Mr. Mardikian was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and he was issued a five-year warrant to acquire 250,000 shares of the Company Stock at $1.00. The Company terminated Mr. Mardikian on April 17, 2020 citing several causes for action. The Company continues to attempt to settle its difference with Mr. Mardikian. The Company currently has $105,000 in outstanding invoices from Mr. Mardikian, which the Company has preserved it rights to dispute should a settlement not be achieved.

On November 1, 2017, the Company entered into a consulting agreement with Brandy Craig, the Chief Financial Officer. The agreements call for $3,500 per month for a period of one year. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share. The Company and consultant may elect to convert a portion of this into equity of the company. In addition, Mrs. Craig was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and she was issued a five-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share. Mrs. Craig resigned her position on December 3, 2019. Subsequently to this reporting period, Mrs. Craig has elected to convert her outstanding balance owed of $68,995 into 88,455 common shares of OBITX stock.

On November 1, 2017, the Company entered into a consulting agreement with Paul Rosenberg, the Director. The agreements call for $3,500 per month for a period of one year, with a retroactive payment of $31,500 for the period of November 2017 through July 2018. The payments may be booked as a note due, which may be converted into shares of the company at a then-current price per share. The Company and consultant may elect to convert a portion of this into equity of the company. In addition, each consultant was authorized to purchase 50,000 shares of common stock at par value ($0.0001 per share) through a warrant, which was subsequently exercised, and each consultant was issued a seven-year warrant to acquire 250,000 shares of the Company Stock at $1.00 per share or at the opening price on a federally regulated exchange service, whichever is less.

The Company entered a Line of Credit with MCIG, for up to $500,000 in funding on November 1, 2016. The Line of Credit terminated on April 30, 2019. It was given at a 0% interest rate and is payable upon termination date with the option to convert the agreement into equity at a 15% discount to the then current market rate. The Line of Credit was reinstated and increased to $1,000,000 on January 1, 2018 and expired January 1, 2020. As of January 31, 2020, and January 31, 2019, the amount outstanding on the Line of Credit owed to MCIG was $218,257 and $618,277, respectively. On June 3, 2019 the Line of Credit balance was reduced by $408,166 in exchange for the transfer of the 60 ATM’s owned by the Company and held for sale. The imputed interest for this Line of Credit for the years ended January 31, 2020 and 2019 was $15,278 and $43,279 respectively.

On June 14, 2018 the Company entered a Line of Credit with APO Holdings, LLC for up to $100,000 at any one time. The Line of Credit may be cancelled at any time by either party providing 30 days written notice of cancellation. It was given at a 0.6% monthly interest rate (7.2% annualized interest rate) and may be paid at any time with no definitive payoff date. As of January 31, 2020, and January 31, 2019 the outstanding balance owed on the line of credit was $85,814 and $77,402, respectively. The accrued interest for the years ended January 31, 2020 and 2019 was $8,412 and $3,527 respectively.

F-12

Note 5. Stockholders’ Equity

Common Stock

As of January 31, 2020, and January 31, 2019, the Company had 200,000,000 common shares authorized, with 10,460,000 and 5,460,000 common shares at a par value of $0.0001 issued and outstanding, respectively. MCIG elected to convert its Series A Preferred into the Company’s common stock.

Preferred Stock

As of January 31, 2020, and January 31, 2019, the company had 1,000,000 Series A Preferred shares authorized, with 0 and 100,000 Series A Preferred shares at a par value of $10 issued and outstanding, respectively. MCIG converted its 100,000 shares of Series A Preferred stock into 5,000,000 shares of common stock on May 1, 2019. Per the agreement there was no gain or loss on the conversion as specified in the conversion terms.

Note 6. Basic Income per Share before Non-Controlling Interest

Basic Income Per Share - The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

The computation of basic loss per common share is based on the weighted average number of common shares outstanding during the period.

Note 7. Warrants

On November 1, 2017 the Company issued 7 warrants to officers, directors, and investors for the purchase of up to 3,000,000 shares of common stock at $1.00 per share. The warrants expire on November 1, 2022 at 5:00 PM Eastern Standard Time. The warrants were registered with the SEC on December 10, 2018.

A summary of warrant activity for year ended January 31, 2020 is as follows:

		Weighted
		Average
		Conversion
	Shares	Price

Warrants outstanding at January 31, 2018	3,000,000	$1.00
Exercised in fiscal year 2019	-	-
Granted in fiscal year 2019	-	-
Warrants outstanding at January 31, 2019	3,000,000	$1.00
Exercised in fiscal year 2019	-	-
Granted in fiscal year 2020	-	-
Warrants outstanding at January 31, 2020	3,000,000	$1.00

F-13

Note 8. Income Taxes

The Company’s income tax expense for the periods presented in the statements of operations represents minimum Delaware franchise taxes. The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2020	2019

Statutory federal income tax rate	21.0%	N/A
State income taxes, net of federal taxes	0.0%	N/A
Effective income tax rate	0.0%	0.0%

In accordance with SAB Topic 1: Financial Statements, Subsidiary’s or Division’s Separate Financial Statements and Segments, income taxes are consolidated with MCIG, the controlling entity of the Company for the year ended January 31, 2019 and for a portion of its fiscal year ending January 31, 2020. The Company will not consolidate its tax return with MCIG effective November 21, 2019, the date in which MCIG was no longer a controlling interest in the Company. There are currently no tax implications should the Company not consolidate with MCIG. With only losses showing for the periods shown there would be no taxes payable for any periods presented. If there were tax expenses, they would be based on the IRS published corporate tax rate of 21% for 2020 and 2019.

The Company may not be able to utilize the net operating loss carry forwards for its U.S. income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”). Under section 382, should the Company experience a more than 50% change in its ownership over a 3-year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carry forwards. Section 382 of the Internal Revenue Code (“IRC”) imposes limitations on the use of NOL’s and credits following changes in ownership as defined in the IRC. The limitation could reduce the amount of benefits that would be available to offset future taxable income each year, starting with the year of an ownership change. The Company has not completed the complex analysis required by the IRC to determine if an ownership change has occurred.

At the end of the fiscal year ending January 31, 2020, the Company had net operating loss carry forwards available to offset future taxable income of approximately $4,109,445. These carry forwards will begin to expire in the year ending December 31, 2034. Utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions.

The Company has not performed a change in ownership analysis, accordingly, some or all of its net operating loss carry forwards may not be available to offset future taxable income. Even if the loss carry forwards are available, they may be subject to substantial annual limitations resulting from ownership changes occurring after January 31, 2020, that could result in the expiration of the loss carry forwards before they are utilized.

The nature of the components of the deferred tax asset is entirely attributable to the Net operating loss carry-forwards incurred by the Company less any permanent differences that maybe used in future years to offset future tax liabilities. We believe that it is more likely than not that the benefit from certain NOL carryforwards will not be realized. In recognition of this risk, we have provided a valuation allowance to offset the deferred tax assets relating to these NOL carryforwards.

Note 9. Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies. We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated. The Company recognized $0 as a loss on contingencies in the years ending January 31, 2020 and January 31, 2019.

F-14

Note 10. Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 11. Discontinued Operations

On April 20, 2020 the company impaired the 420Cloud software, which was made effective on January 31, 2018. The Company recognized the following revenue from its discontinued operations.

	2020	2019

Other income	$3,526	$10,546
Total income from discontinued operations	$3,526	$10,546

Note 12. Subsequent Events

On April 17, 2020 the Company terminated the employment of Alex Mardikian as the CEO of the Company. On April 17, 2020 Paul Rosenberg resigned as the CFO of the Company. On April 17, 2020 the Company entered into an agreement with Michael Hawkins as the CEO and CFO of the business and elected him to the Board of Directors. Under terms of the agreement he receives 10% of all revenue generated by the Company for the initial 12-month period. His agreement is at will and may be terminated with 30 days written notice. Mr. Hawkins also purchased 150,000 shares of Series A Preferred stock of the Company. The Company has lien rights to 50,000 of the preferred shares issued for performance of work.

The Company elected to have the outstanding balances owed to Brandy Craig, the former CFO; the Law Offices of Carl G. Hawkins, former corporate counsel; and Andrus Nomm, technical advisor; into common shares of the Company at $0.78 per share. We issued 246,317 common shares of stock in exchange for the reduction of $195,315 in accounts payable.

The Company, in returning to its roots of cryptocurrency consulting elected to acquire 60 ATM machines from Paul Rosenberg in exchange for 150,000 shares of Series B Preferred Stock, at par value $0.0001 ($15.00 total purchase price).

F-15

F-16

OBITX, Inc.
and SUBSIDIARIES
Consolidated Balance Sheets
ASSETS

	(unaudited)
	July 31,	January 31,
	2020	2020

Current Assets
Cash	$95	$-
Interest receivable	27,616	-
Inventory	15	-
Other current assets- related party	500,000	-
Total current assets	527,726	-
Convertible notes receivable from related party	1,400,000	-
Total assets	$1,927,726	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$60,096	$48,940
Accounts payable related party	112,000	254,495
Due to related party	334,813	304,072
Total current liabilities	$506,909	$607,507
Total liabilities	$506,909	$607,507
Stockholders’ equity
Series A Preferred stock, $0.0001 par value; 1,000,000 shares authorized;	15	-
150,000 and 0 shares issued and outstanding, as
of July 31, 2020 and January 31, 2020, respectively.
Series B Preferred stock, $0.0001 par value; 1,000,000 shares authorized;	65	-
150,000 and 0 shares issued and outstanding, as
of July 31, 2020 and January 31, 2020, respectively.
Common stock, $0.0001 par value, voting; 200,000,000 shares authorized;	586	1,046
5,860,158 and 10,460,000 shares issued and outstanding, as
of July 31, 2020 and January 31, 2020, respectively.
Additional paid in capital	54,824,032	3,500,892
Accumulated deficit	(53,403,881)	(4,109,445)
Total stockholders’ equity	$1,420,817	$(607,507)
Total liabilities and stockholders’ equity	$1,927,726	$-

See accompanying notes to unaudited consolidated financial statements.

F-17

OBITX, Inc.
and SUBSIDIARIES
Statements of Operations
(unaudited)

	For the three months ended		For the six months ended
	July 31,
	2020	2019	2020	2019
		(Restated)		(Restated)

Selling, general, and administrative	1,039,206	5,490	49,206,547	22,489
Professional fees	29,001	90	39,588	5,257
Rent	784	207	784	414
Consultant fees	-	42,000	34,000	84,000
Total operating expenses	1,068,991	47,787	49,280,919	112,160
Net loss from operations	(1,068,991)	(47,787)	(49,280,919)	(112,160)
Other income (expense)	(7,477)	6,569	(12,717)	-
Net(loss) before discontinued operations	$(1,076,468)	$(41,218)	$(49,293,636)	$(112,160)
Income(expense) from discontinued operations	-	-	(800)	8,497
Net (loss)	$(1,076,468)	$(41,218)	$(49,294,436)	$(103,663)

Basic and diluted (loss) per share:
Income(Loss) per share from continuing operations	$(0.18)	$(0.00)	$(6.31)	$(0.01)
Income(Loss) per share - discontinued	$(0.00)	$(0.00)	$(0.00)	$0.00
Weighted average shares outstanding - basic	5,881,902	10,405,652	7,806,248	10,460,000

See accompanying notes to unaudited consolidated financial statements.

F-18

OBITX, INC. and SUBSIDIARIES Consolidated Statements of Changes in Stockholders’ Equity for six months ending July 31, 2019

							Total
					Additional	Accumulated	Stockholders’
	Preferred Stock		Common Stock		Paid-in	Income	Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance – January 31, 2019	100,000	$10	5,460,000	$546	$3,486,104	$(3,921,253)	$(434,593)
Imputed Interest	-	-	-	-	13,370	-	13,370
Conversion Series A Preferred to common stock	(100,000)	(10)	5,000,000	500	(490)	-	-
Net loss	-	-	-	-	-	(103,663)	(103,663)
Balance – July 31, 2019 (restated)	-	$-	10,460,000	$1,046	$3,498,984	$(4,024,916)	$(524,886)

The accompanying notes are an integral part of these unaudited financial statements.

OBITX, INC. and SUBSIDIARIES Consolidated Statements of Changes in Stockholders’ Equity for six months ending July 31, 2020

							Total
					Additional	Accumulated	Stockholders’
	Preferred Stock		Common Stock		Paid-in	Income	Equity
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance – January 31, 2020	-	$-	10,460,000	$1,046	$3,500,892	$(4,109,445)	$(607,507)
Conversion of common to series B preferred	500,000	50	(5,000,000)	(500)	450	-	-
Conversion of accounts payable	-	-	246,317	25	1,662,640	-	1,662,664
Issuance of Series A preferred	150,000	15	-	-	40,137,773	-	40,137,788
Issuance of series B preferred	150,000	15	-	-	6,548,173	-	6,548,188
Imputed Interest	-	-	-	-	8,043	-	8,043
Interest receivable - related party	-	-	-	-	27,616	-	27,616
Shares issued for services	-	-	153,846	15	1,038,445	-	1,038,461
Sale of assets to related party	-	-	-	-	1,900,000	-	1,900,000
Net loss	-	-	-	-	-	(49,294,436)	(49,294,436)
Balance – July 31, 2020	800,000	$80	5,860,163	$586	$54,824,032	$(53,403,881)	$1,420,817

The accompanying notes are an integral part of these unaudited financial statements.

F-19

OBITX, Inc.
and SUBSIDIARIES
Statements of Cash Flows
For the six months ended July 31,
	2020	2019
		(Restated)
Cash flows from operating activities:
Net (Loss)	$(49,294,436)	$(103,663)
Adjustments to reconcile net loss to net
Cash provided by (used in) operating activities:
Stock based compensation	49,191,755	-
Imputed interest	8,043	13,370
Decrease (Increase) in:
Accounts payable to related party	42,978	-
Accrued interest	2,956	(3,528)
Prepaid expenses and other current assets	-	99
Accounts payable	18,043	86,234
Net cash used in operating activities	$(30,661)	$(7,488)
Cash flows from financing activities:
Borrowing from (payment to) related party	30,741	7,488
Proceeds from issuance of stock, net	15	-
Net cash provided by financing activities	$30,756	$7,488
Net change in cash	95	-
Cash at beginning of year	-	-
Cash as of July 31,	$95	$-

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Conversion of accounts payable to related party to common stock	$195,316	$-
Conversion of preferred stock to common stock	$500	$500
Issuance of preferred stock for inventory	$15	$-
Sale of software to related party	$1,900,000	$-
Conversion of AP with assets held for sale	$-	$408,166
Interest receivable - related party	$27,616	$-

See accompanying notes to unaudited consolidated financial statements.

F-20

OBITX, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1. Organization and Basis of Presentation

The accompanying unaudited financial statements of OBITX, Inc., (the “Company”, “we”, “our”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany accounts and transactions have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Haute Jobs, LLC, (“HAUTE”), Campaign Pigeon, LLC, (“CAMP”), and altCUBE, Inc., (“altCUBE”). altCUBE was closed on December 31, 2018. HAUTE and CAMP were closed in fiscal year ending January 31, 2020.

Description of Business

The Company was incorporated in the State of Delaware on March 30, 2017 originally under the name GigeTech, Inc. On October 31, 2017 the Company changed its name to OBITX, Inc., and updated its Articles of Incorporation through unanimous consent of its shareholder, MCIG. The Company is headquartered in Fleming Island, Florida.

The Company earned revenue through social media advertising, fees, and services. Under its plan, the Company developed its white label software solution for MCIG under the 420 Cloud brand in support of the cannabis industry. The Company discontinued this operation during the fiscal year ended January 31, 2020.

The company is expanding its services and solutions in software development and internet advertising and promotion into the industry of blockchain technologies.

On December 10, 2018 OBITX, Inc became a publicly reporting company. The Company began trading under the stock symbol “OBTX” on March 24, 2020.

Subsidiaries of the Company

The company had three subsidiaries which have all been discontinued. We incorporated Haute Jobs, LLC on May 10, 2018 in the state of Wyoming. We incorporated Campaign Pigeon, LLC on May 10, 2018 in the state of Wyoming. We incorporated altCUBE, Inc., on June 4, 2018 in the state of Wyoming. The subsidiaries were consolidated for the three and six months ended July 31, 2020. None of the subsidiaries conducted business in the three months and six months ended July 31, 2020.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the wholly owned subsidiaries of HAUTE, CAMP, and altCUBE.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include: revenue recognition; sales returns and other allowances; allowance for doubtful accounts; valuation of inventory; valuation and recoverability of long-lived assets; property and equipment; contingencies; and income taxes.

F-21

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition Policies

We intend to earn revenue from the subscription, non-software related hosted services, term-based and perpetual licensing of software products, associated software maintenance and support plans, consulting services, training, and technical support.

On February 1, 2018, we adopted Topic 606, using the modified retrospective transition method applied to those contracts which were not completed as of February 1, 2018. Results for reporting periods beginning after February 1, 2018 are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with our historic accounting. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on February 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when, or as, we satisfy a performance obligation.

Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its temporary cash investments with financial institutions insured by the FDIC.

Concentrations of credit risk with respect to trade receivables and commodities are limited due to the diverse group of customers to whom the Company provides services to. The Company establishes an allowance for doubtful accounts when events and circumstances regarding the collectability of its receivables or the selling of its commodities warrant based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. The outstanding balances are stated net of an allowance for doubtful accounts.

Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company may occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high-quality financial institutions. The Company had $0 in excess of federally insured limits on July 31, 2020, and January 31, 2020.

For the six months ended July 31, 2020 there was $0 in accounts receivable and $0 for the year ended January 31, 2020.

Cash and Cash Equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of the date of purchase. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts and liquidity funds with financial institutions and are stated at cost, which approximates fair value. For cash management purposes, the company concentrates its cash holdings in an account at Bank of America. The Company had no cash equivalents as of July 31, 2020, or January 31, 2020.

Basic and Diluted Net Earnings (Loss) Per Share

The Company follows ASC Topic 260 – Earnings Per Share, and FASB 2015-06, Earnings Per Share to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-22

Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies. We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated. The Company recognized $0 as a loss on contingencies in the three and six month periods ending July 31, 2020 and July 31, 2019.

Note 3. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has a limited history, no certainty of continuation can be stated. The accompanying financial statements for the three and six months ended July 31, 2020 and the year ended January 31, 2020, has been prepared to assume that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has negative cash flow and there are no assurances the Company will generate a profit or obtain positive cash flow. The Company has sustained its solvency through the support of its related parties, which raise substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time to the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate the revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 4. Related Party Transactions

The Company entered a Line of Credit with MCIG, for up to $500,000 in funding on November 1, 2016. The Line of Credit terminated on April 30, 2019. It was given at a 0% interest rate and is payable upon termination date with the option to convert the agreement into equity at a 15% discount to the then current market rate. The Line of Credit was reinstated and increased to $1,000,000 on January 1, 2018 and expired January 1, 2020. As of July 31, 2020, and January 31, 2020, the amount outstanding on the Line of Credit owed to MCIG was $218,257. (See Note 10 - Subsequent Events) The imputed interest of this line of credit for the three and six months ended July 31, 2020 was $3,779 and $7,618, respectively.

On June 14, 2018 the Company entered a Line of Credit with APO Holdings, LLC for up to $100,000 at any one time. The Line of Credit may be cancelled at any time by either party providing 30 days written notice of cancellation. It was given at a 0.6% monthly interest rate (7.2% annualized interest rate) and may be paid at any time with no definitive payoff date. As of July 31, 2020, and January 31, 2020 the outstanding balance owed on the line of credit was $94,415 and $85,815, respectively. The accrued interest for the six months ended July 31, 2020 and the year ended January 31, 2020 was $11,370 and $8,412 respectively. The interest expense for the three months and six months ended July 31, 2020 was $1,461 and $2,955, respectively.

On April 17, 2020 the Company, issued 50,000 shares of Series A Preferred Stock to Epic Industry Corp and 100,000 shares of Series A Preferred Stock to Overwatch Partners, Inc for par value ($0.0001) for a total receipt of $15 paid by Epic Industry Corp. The Agreement was originally between the Company and Epic Industry Corp. The 100,000 shares of Series A Preferred was issued to Overwatch Partners at the discretion of Michael Hawkins, the sole owner of Epic Industry Corp. The Company’s CEO is 50% owner of Overwatch Partners. The issuance represents 33% of the Company’s stock on a fully diluted basis and 68% of voting control of the Company. (See Note 5 - Stockholder’s Equity - Preferred Stock). The Company valued the stock under ASC 820 utilizing the Option Pricing Method to value conversion rights, and the Market Approach to value the voting control. The issuance of stock’s recorded value was $40,137,788.

F-23

On April 17, 2020 the Company issued 150,000 shares of Series B Preferred Stock to Paul Rosenberg in exchange for 60 cryptocurrency ATM machines, which the Company believes has no retail or book value. The issuance represents 7% of the Company’s stock on a fully diluted basis. (See Note 5 - Stockholder’s Equity - Preferred Stock). The Company valued the stock under ASC 820 utilizing the Option Pricing Method to value conversion rights, and the Market Approach to value the voting control. The issuance of stock’s recorded value was $6,548,188.

During the six months ending July 31, 2020 Overwatch Partners paid multiple different expenses on behalf of the Company, which the Company treats as an accounts payable to related party. The total amount owed by the Company to Overwatch Partners as of July 31, 2020 was $22,141. The imputed interest of this outstanding balance for the three and six months ended July 31, 2020 was $425 and $0 respectively.

On April 22, 2020 the Company converted $104,988 outstanding accounts payable to Paul Rosenberg into 130,128 shares of common stock of the company at $0.75 per share. (See Note 5. Stockholder’s Equity).

On April 29, 2020 the Company converted 5,000,000 shares of common stock owned by MCIG, Inc., into 500,000 shares of Series B Preferred stock. MCIG is restricted from converting the Series B Preferred stock into common stock for a period of 24 months from the conversion. There was no gain or loss on conversion due to conversion terms (see Note 5).

On May 13, 2020 the Company sold its 420 Cloud Software to First Bitcoin Capital, Inc., for the purchase price of $1,900,000. The $1,900,000 was paid through the transfer of $500,000 in BIT cryptocurrency and a $1,400,000 convertible promissory note. The Company is to receive 122,968,776.18 BIT tokens at the price of $0.00406607 per token. The convertible promissory note has a simple interest fee of 9% per year and may be converted into First Bitcoin Capital Corp stock at a 10% discount to market or in additional BIT cryptocurrency tokens. The Note has no expiration date. The convertible note receivable is currently convertible into stock that is not currently traded on an exchange, and since the software assets had a $0 basis, and were sold to a related party, any subsequent conversions would be included in equity.

Note 5. Stockholders’ Equity

Common Stock

As of July 31, 2020 and January 31, 2019, the Company had 200,000,000 common shares authorized, with 5,860,163 and 10,460,000 common shares at a par value of $0.0001 issued and outstanding, respectively.

On April 22, 2020 the Company converted the following accounts payable into shares of common stock at the rate of $0.75 per share. Based upon the stock price of $6.75 on April 22, 2020 the Company recorded the following stock-based compensation as part of the accounts payable conversion action:

Name	AP Balance	Shares Issued	FMV	Stock Based Compensation
Paul Rosenberg	$104,988	130,128	$878,364	$773,377
Brandy Craig	$68,995	88,455	$597,071	$528,076
Law Offices of Carl G Hawkins	$6,333	8,504	$57,402	$51,069
Thomas G Amon	$15,000	19,230	$129,803	$114,803
Total	$195,316	246,317	$1,662,640	$1,467,325

On April 17, 2020 the Company issued 153,846 shares of common stock to Andrus Nomm in settlement of any potential liabilities the Company had due to the termination of his employment agreement. The common stock was booked as stock-based compensation in the amount of $1,038,446.

F-24

Preferred Stock

Series A Preferred

As of July 31, 2020, and January 31, 2020, the company had 1,000,000 Series A Preferred shares, par value $0.0001, authorized, with 150,000 and 0 Series A Preferred shares issued and outstanding, respectively. The Series A Preferred stock converts into common stock after 2 years since its issuance. The conversion rate for every 1 share of Series A Preferred stock is 50 shares of common stock. The Series A Preferred stock votes 1,000 shares of common stock for every 1 share. Each share of Series A Preferred stock votes 1,000 shares of common stock, has no redemption rights, receives no dividends and has preference in dissolution over Common Stock.

During the six months ending July 31, 2020 the Company sold 150,000 shares of Series A Preferred Stock to Epic Industry Corp at par value for a total payment of $15. Epic Industry Corp, through its sole shareholder directed the Company to issue 100,000 shares of Series A Preferred stock to Overwatch Partners, Inc., with the remaining 50,000 shares to Epic Industry Corp. The Company recorded the transaction at FMV of $41,137,788 with the difference assigned as stock-based compensation. The Company valued the stock under ASC 820 utilizing the Option Pricing Method to value conversion rights, and the Market Approach to value the voting control.

Series B Preferred

As of July 31, 2020 and January 31, 2020, the company had 1,000,000 Series B Preferred shares, par value $0.0001, authorized, with 650,000 and 0 Series B Preferred shares issued and outstanding, respectively. The conversion rate for every 1 share of Series B Preferred stock is 10 shares of common stock. Each share of Series B Preferred stock votes 50 shares of common stock, has no redemption rights, receives no dividends and has preference in dissolution over Common Stock and Series A Preferred.

During the six months ending July 31, 2020 the Company issued 150,000 shares of Series B Preferred stock to Paul Rosenberg in exchange for 60 cryptocurrency ATM machines. Par value of $15 was recorded as inventory with the FMV of $6,548,188 minus the par value being recorded as stock-based compensation. The Company valued the stock under ASC 820 utilizing the Option Pricing Method to value conversion rights, and the Market Approach to value the voting control.

MCIG, Inc., converted 5,000,000 of its common shares into 500,000 shares of Series B Preferred stock. The conversion was according to the terms of the Series B Preferred stock and as such there was no gain or loss on the transaction. MCIG may not convert the Series B Preferred shares into common shares until 24 months have expired from the transaction.

Note 6. Basic Income per Share before Non-Controlling Interest

Basic Income Per Share - The computation of basic and diluted loss per common share is based on the weighted average number of shares outstanding during each period.

F-25

OBITX, Inc. and SUBSIDIARIES Statements of Operations (unaudited)

	For the three months ended		For the six months ended
	July 31,		July 31,
	2020	2019	2020	2019
Basic and diluted (loss) per share:
Income(Loss) per share from continuing operations	$(0.18)	$(0.00)	$(6.31)	$(0.01)
Income(Loss) per share - discontinued	$(0.00)	$(0.01)	$(0.00)	$0.00
Weighted average shares outstanding - basic	5,881,902	10,405,652	7,806,248	10,460,000

The computation of basic loss per common share is based on the weighted average number of shares outstanding during the period.

Note 7. Discontinued Operations

On April 20, 2020 the company impaired the 420Cloud software, which was made effective on January 31, 2018. The Company recognized the following revenue(expense) from its discontinued operations for six months ended July 31:

	2020	2019

Other income(loss)	$(800)	$8,497
Total income(expense) from discontinued operations	$(800)	$8,497

Note 8. Warrants

On November 1, 2017 the Company issued 7 warrants to officers, directors, and investors for the purchase of up to 3,000,000 shares of common stock at $1.00 per share. The warrants expire on November 1, 2022 at 5:00 PM Eastern Standard Time. The warrants contain participation rights to any registration statement filed by the Company. The Holder shall not be entitled to exercise their Warrant when the number of shares exercised by the Warrant Holder would cause the Holder to exceed 4.99% of the total outstanding common stock.

There was no warrant activity for three and six months ended July 31, 2020.

F-26

Note 9. Sale of Assets to Related Party

On May 13, 2020 the Company sold its 420 Cloud Software to First Bitcoin Capital, Inc., for the purchase price of $1,900,000. The $1,900,000 was paid through the transfer of $500,000 in BIT cryptocurrency and a $1,400,000 convertible promissory note. The Company is to receive 122,968,776.18 BIT tokens at the price of $0.00406607 per token. The convertible promissory note has a simple interest fee of 9% per year and may be converted into First Bitcoin Capital Corp stock at a 10% discount to market or in additional BIT cryptocurrency tokens. The Note has no expiration date. The convertible note receivable is currently convertible into stock that is not currently traded on an exchange, and since the software assets had a $0 basis, and were sold to a related party, any subsequent conversions would be included in equity.

Note 10. Commitments and Contingencies

The Company reports and accounts for its commitments and contingencies in accordance with ASC 440 – Commitments and ASC 450 – Contingencies. We recognize a loss on a contingency when it is probable a loss will incur and that the amount of the loss can be reasonably estimated. The Company recognized $0 as a loss on contingencies in the three and six months ending July 31, 2020 and January 31, 2019.

Note 11. Explanation of our Restatement

The Company is filing a restatement of its three and six month Statements of Operations for the period ending July 31, 2019, which was filed with the Securities and Exchange Commission (“SEC”) on September 13, 2019 (the “Original Report”). The financial statements contained in our Quarterly Report on Form 10-Q for the period ended July 31, 2019 require restatement in order to correct the presentation of amortization of the software as a cost of good that had been previously impaired. In addition, certain other expenses were adjusted accordingly with a realization of income from discontinued operations added. The changes in our consolidated Statements of Operations are summarized, below.

	For the three months ended				For the six months ended
	July 31, 2019				July 31, 2019
	Original	Change	Restated	Original	Change	Restated

Depreciation expense	$121,159	$(121,159)	$-	$242,318	$(242,318)	$-
Total cost of sales	121,159	(121,159)	-	242,318	(242,318)	-
Gross loss	$121,159	$(121,159)	$-	$242,318	$(242,318)	$-
Selling, general, and administrative	3,818	1,672	5,490	4,560	17,929	22,489
Professional fees	(7,365)	7,455	90	5,257	-	5,257
Rent	-	207	207	-	414	414
Consultant fees	42,000	-	42,000	84,000	-	84,000
Bad debt expense	-	-	-	4,500	(4,500)	-
Amortization & depreciation expense	646	(646)	-	1,292	(1,292)	-
Total operating expenses	$39,099	$8,688	$47,787	$99,609	$12,551	$112,160
Net loss from operations	(160,258)	112,471	(47,787)	(341,927)	229,767	(112,160)
Other income (expense)	$(1)	$6,570	$6,569	$(2)	$2	$-
Net income (loss) before discontinued operations	(160,259)	119,041	(41,218)	(341,929)	229,769	(112,160)
Income from discontinued operations	-	-	-	-	8,497	8,497
Net loss	$(160,259)	$119,041	$(41,218)	$(341,929)	$238,266	$(103,663)

Note 12. Subsequent Events

On September 10,2020 the Company paid off and cancelled the MCIG Line of Credit. The Company transferred $218,257 worth of BIT cryptocurrency to MCIG as payment in full of the Line of Credit.

F-27

OBITX, INC.

5,548,202 shares of

Common stock

______________________________

PROSPECTUS

____________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$572.27
Accounting fees and expenses	$8,000.00
Total	$8,572.27

Item 14. Indemnification of Directors and Officers.

Under the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our amended and restated articles of incorporation provide that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws, as amended, provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

27

ITEM 15. Recent Sales of Unregistered Securities

On April 22, 2020 the Company converted the following accounts payable into shares of common stock at the rate of $0.75 per share. Based upon the stock price of $6.75 on April 22, 2020 the Company recorded the following stock-based compensation as part of the accounts payable conversion action:

Name	AP Balance	Shares Issued	FMV	Stock Based Compensation
Paul Rosenberg	$104,988	130,128	$878,364	$773,377
Brandy Craig	$68,995	88,455	$597,071	$528,076
Law Offices of Carl G Hawkins	$6,333	8,504	$57,402	$51,069
Thomas G Amon	$15,000	19,230	$129,803	$114,803
Total	$195,316	246,317	$1,662,640	$1,467,325

On April 17, 2020 the Company issued 153,846 shares of common stock to Andrus Nomm in settlement of any potential liabilities the Company had due to the termination of his employment agreement. The common stock was booked as stock-based compensation in the amount of $1,038,446.

All sales of unregistered securities were sold under exemption from registration under Regulation D, Rule 506(c).

ITEM 16. Exhibits and Financial Statements.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Exhibit No.	Description
23.1	Consent of Registered Public Accounting Firm

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1)		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)		To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Note 12. Subsequent Events

On September 10,2020 the Company paid off and cancelled the MCIG Line of Credit. The Company transferred $218,257 worth of BIT cryptocurrency to MCIG as payment in full of the Line of Credit.

28

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Prospectus statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 2, 2020.

Dated: November 2, 2020	/s/ Michael Hawkins
Michael Hawkins
President, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Prospectus statement has been signed by the following persons in the capacities and on the dates indicated..

Dated: November 2, 2020	/s/ Michael Hawkins
Michael Hawkins
President, Chief Executive Officer (Principal Executive Officer)

Dated: November 2, 2020	/s/ Michael Hawkins
Michael Hawkins
Chief Financial Officer, Treasurer (Principal Accounting Officer)

Dated: November 2, 2020	/s/ Paul Rosenberg
Paul Rosenberg
Director
Dated: November 2, 2020	/s/ Robert Adams
Robert Adams
Director

29